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EARNINGS RESULTS & OPERATING INFORMATION

FOURTH QUARTER 2021

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Douglas Emmett

Executive Summary

We own and operate 18.2 million square feet of Class A office properties and 4,388 apartment units (excluding our residential development pipeline) in the premier coastal submarkets of Los Angeles and Honolulu.
Quarterly Results: For the three months ended December 31, 2021 compared to the three months ended December 31, 2020:
•Our revenues increased by 10.9% to $238.9 million.
•Our net income attributable to common stockholders increased by 9.2% to $19.3 million, or $0.11 per diluted share.
•Our FFO increased by 5.3% to $98.5 million, or $0.48 per fully diluted share.
•Our AFFO increased by 20.1% to $91.3 million.
•Our same property Cash NOI increased by 19.1% to $152.6 million.
2021 Achievements:
•We leased more office space than in any prior year, with strong tenant retention above 70%. For all of 2021 we leased 3.7 million square feet, including 1.2 million square feet of new leases. In addition, we kept our lease transaction costs meaningfully below our pre-pandemic averages.
•We completed construction of our 376 unit residential high-rise in Brentwood and delivered 101 new apartment units at our conversion project in Honolulu. Leasing at each project has exceeded our expectations.
•We continued our asset repositioning program to upgrade and modernize our portfolio, finishing one office building and starting another office building and two residential properties in 2021. In 2022, we plan to start work on 3 additional office buildings.
•In 2021, we completed over $1.3 billion in financing transactions. Our average interest rate is now only 2.89% and our next term loan maturity is not until December 2024.
•Our 2021 cash revenue represented over 99% of total revenue.
Leasing: During the fourth quarter, we signed 216 office leases covering approximately 858,000 square feet. Our leased rate remained at 87.6% with slightly positive absorption, and our occupancy rate decreased by 10 basis points to 84.9%. Comparing the office leases we signed in the fourth quarter to the expiring leases for the same space, straight-line rents increased by 3.5% and cash rents decreased by 9.7%. Our multifamily portfolio remains essentially fully leased at 99.3%, with average rent roll-up this quarter in excess of 8% across our portfolio.
Balance Sheet: During the fourth quarter, we closed a secured, non-recourse $300.0 million interest-only term loan for one of our consolidated wholly-owned subsidiaries. The loan matures in January 2029 and the interest rate was effectively fixed at 2.66% using interest rate swaps that expire in January 2027. We used the proceeds from the new loan to pay off a $300 million loan secured by the same property. We have no term loan maturities before December 2024 and we continue to have significant financing capacity with almost half of our office properties currently encumbered.
Development: We remain very pleased with the progress of our two multifamily development projects, where leasing has exceeded our expectations. We completed our 376 unit Brentwood Residential tower, and expect our pre-lease tenants to begin taking occupancy in the next month. At 1132 Bishop, our downtown Honolulu office to residential conversion, we have completed and leased almost half of our planned 493 units and continue to convert floors as office tenants vacate.
Dividends: On January 19, 2022, we paid a quarterly cash dividend of $0.28 per common share, or $1.12 on an annualized basis.
Guidance: Although there is lingering uncertainty around the ongoing impact of COVID-19, we are resuming full year guidance. We expect 2022 net income per common share diluted to be between $0.52 and $0.58 and FFO per share to be between $2.01 and $2.07. Our guidance does not include the impact of any future property acquisitions or dispositions, financings, property damage insurance recoveries, or other possible capital markets activities. See page 23.
NOTE: See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.
See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Forward Looking Statements (FLS)
This Fourth Quarter 2021 Earnings Results and Operating Information, which we refer to as our Earnings Package (EP), supplements the information provided in our reports filed with the Securities and Exchange Commission (SEC).  It contains FLS within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the expectations regarding the performance of our business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these FLS can be identified by the use of words such as “expect,” "potential,” “continue,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “intends,” “plans,” “estimates,” "anticipates,” or the negative version of these words or other comparable words. FLS presented in this EP, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse developments related to the Coronavirus (COVID-19) global pandemic; adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our debt; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; fire and other property damage, lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for 2020, and other documents filed with the SEC. Although we believe that our assumptions underlying our forward looking statements are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on any FLS in this EP to anticipate future results or trends. This EP and all subsequent written and oral FLS attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our FLS.
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Company Overview

Corporate Data
as of December 31, 2021

Office Portfolio

	Consolidated	Total
Properties	69	71
Rentable square feet (in thousands)	17,775	18,160
Leased rate	87.7%	87.6%
Occupancy rate	85.0%	84.9%

Multifamily Portfolio

		Total
Properties		12
Units		4,388
Leased rate(1)		99.3%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding as of December 31, 2021	207,041
Common stock closing price per share (NYSE:DEI)	$33.50
Equity Capitalization	$6,935,871

Net Debt (in thousands)

	Consolidated	Our Share

Debt principal(2)	$5,046,725	$4,150,293
Less: cash and cash equivalents(3)	(335,905)	(223,912)
Net Debt	$4,710,820	$3,926,381

Leverage Ratio (in thousands, except percentage)

Pro Forma Enterprise Value	$10,862,252
Our Share of Net Debt to Pro Forma Enterprise Value	36%

AFFO Payout Ratio

Three months ended December 31, 2021	63.4%

_______________________________________________
(1)     Both the numerator and denominator used in calculating the percentage of units leased do not include 83 units at one property which are temporarily unoccupied as a result of a fire.
(2)    See page 12 for a reconciliation of consolidated debt principal and our share of debt principal to consolidated debt on the balance sheet.
(3)    Our share of cash and cash equivalents is calculated starting with our consolidated cash and cash equivalents of $335.9 million, then deducting the other owners' share of our JVs' cash and cash equivalents of $116.7 million and then adding our share of our unconsolidated Fund's cash and cash equivalents of $4.7 million.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Company Overview

Property Map
as of December 31, 2021

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Company Overview

Board of Directors and Executive Officers
as of December 31, 2021

BOARD OF DIRECTORS
__________________________________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Leslie E. Bider	Retired Executive and Investor
Dorene C. Dominguez	Chairwoman and CEO of Vanir Group of Companies
Dr. David T. Feinberg	President and Chief Executive Officer, Cerner Corporation
Virginia A. McFerran	Technology and Data Science Advisor
Thomas E. O’Hern	Chief Executive Officer, Macerich
William E. Simon, Jr.	Partner Emeritus, Simon Quick Advisors
Johnese M. Spisso	President, UCLA Health; Chief Executive Officer, UCLA Hospital System; Associate Vice Chancellor, UCLA Health Sciences

EXECUTIVE OFFICERS
__________________________________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Peter D. Seymour	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICE
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700
For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com
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Financial Results

Consolidated Balance Sheets
(In thousands)

	December 31, 2021	December 31, 2020

	Unaudited	Audited
Assets
Investment in real estate, gross	$11,819,077	$11,678,638
Less: accumulated depreciation and amortization	(3,028,645)	(2,816,193)
Investment in real estate, net	8,790,432	8,862,445
Ground lease right-of-use asset	7,464	7,472
Cash and cash equivalents	335,905	172,385
Tenant receivables	13,127	18,226
Deferred rent receivables	115,148	116,199
Acquired lease intangible assets, net	4,168	5,141
Interest rate contract assets	15,473	—
Investment in unconsolidated Fund	46,594	47,374
Other assets	25,721	21,583
Total assets	$9,354,032	$9,250,825

Liabilities
Secured notes payable and revolving credit facility, net	$5,012,076	$4,744,967
Ground lease liability	10,860	10,871
Interest payable, accounts payable and deferred revenue	145,460	144,344
Security deposits	55,285	56,247
Acquired lease intangible liabilities, net	24,710	35,223
Interest rate contract liabilities	69,930	214,016
Dividends payable	49,158	49,138
Total liabilities	5,367,479	5,254,806

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,755	1,755
Additional paid-in capital	3,488,886	3,487,887
Accumulated other comprehensive loss	(38,774)	(148,035)
Accumulated deficit	(1,035,798)	(904,516)
Total Douglas Emmett, Inc. stockholders' equity	2,416,069	2,437,091
Noncontrolling interests	1,570,484	1,558,928
Total equity	3,986,553	3,996,019
Total liabilities and equity	$9,354,032	$9,250,825

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Revenues
Office rental
Rental revenues and tenant recoveries(1)	$181,555	$166,148	$704,946	$680,359
Parking and other income	22,890	19,248	81,924	90,810
Total office revenues	204,445	185,396	786,870	771,169

Multifamily rental
Rental revenues	31,162	26,326	116,095	107,011
Parking and other income	3,245	3,668	15,432	13,343
Total multifamily revenues	34,407	29,994	131,527	120,354

Total revenues	238,852	215,390	918,397	891,523

Operating Expenses
Office expenses	69,631	69,338	265,376	268,259
Multifamily expenses	9,797	9,629	38,025	37,154
General and administrative expenses	11,990	9,934	42,554	39,601
Depreciation and amortization	91,488	93,754	371,289	385,248
Total operating expenses	182,906	182,655	717,244	730,262

Other income	287	13,320	2,465	16,288
Other expenses	(173)	(285)	(937)	(2,947)
Income from unconsolidated Fund	233	102	946	430
Interest expense	(37,478)	(36,095)	(147,496)	(142,872)
Gain on sale of investment in real estate	—	6,393	—	6,393
Net income	18,815	16,170	56,131	38,553
Less: Net loss attributable to noncontrolling interests	513	1,525	9,136	11,868
Net income attributable to common stockholders	$19,328	$17,695	$65,267	$50,421

Net income per common share - basic and diluted	$0.11	$0.10	$0.37	$0.28

Dividends declared per common share	$0.28	$0.28	$1.12	$1.12

Weighted average shares of common stock outstanding - basic and diluted	175,496	175,398	175,478	175,380

_______________________________________________________________________
(1)Rental revenues and tenant recoveries include tenant recoveries for the following periods:
•$16.8 million and $8.3 million for the three months ended December 31, 2021 and 2020, respectively, and
•$56.5 million and $44.3 million for the year ended December 31, 2021 and 2020, respectively.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

The table below presents a reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) to Net income attributable to common stockholders:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Funds From Operations (FFO)
Net income attributable to common stockholders	$19,328	$17,695	$65,267	$50,421
Depreciation and amortization of real estate assets	91,488	93,754	371,289	385,248
Net loss attributable to noncontrolling interests	(513)	(1,525)	(9,136)	(11,868)
Adjustments attributable to unconsolidated Fund(2)	701	699	2,796	2,739
Adjustments attributable to consolidated JVs(2)	(12,514)	(10,732)	(46,760)	(47,606)
Gain on sale of investment in real estate	—	(6,393)	—	(6,393)
FFO	$98,490	$93,498	$383,456	$372,541

Adjusted Funds From Operations (AFFO)
FFO	$98,490	$93,498	$383,456	$372,541
Straight-line rent	1,268	672	1,051	18,733
Net accretion of acquired above- and below-market leases	(1,873)	(3,342)	(9,541)	(15,878)
Loan costs, loan premium amortization and swap amortization	2,515	1,588	9,525	5,128
Recurring capital expenditures, tenant improvements and capitalized leasing expenses(3)	(18,873)	(26,502)	(77,023)	(84,836)
Non-cash compensation expense	7,591	6,556	21,696	21,475
Adjustments attributable to unconsolidated Fund(2)	(247)	(344)	(745)	(893)
Adjustments attributable to consolidated JVs(2)	2,404	3,871	6,651	8,594
AFFO	$91,275	$75,997	$335,070	$324,864

Weighted average shares of common stock outstanding - diluted	175,496	175,398	175,478	175,380
Weighted average units in our operating partnership outstanding	30,793	29,646	30,657	29,535
Weighted average fully diluted shares outstanding	206,289	205,044	206,135	204,915

Net income per common share - basic and diluted	$0.11	$0.10	$0.37	$0.28
FFO per share - fully diluted	$0.48	$0.46	$1.86	$1.82
Dividends paid per share(4)	$0.28	$0.28	$1.12	$1.12
__________________________________________________________
(1)Presents the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated JVs and our unconsolidated Fund.
(2)Adjusts for the portion of each other listed adjustment item on our share of the results of our unconsolidated Fund and for each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated JVs.
(3)Under the GAAP lease accounting rules, we expense non-incremental leasing expenses (leasing expenses not directly related to the signing of a lease) and capitalize incremental leasing expenses. Since non-incremental leasing expenses are included in the calculation of net income attributable to common stockholders and FFO, the capitalized leasing expenses adjustment to AFFO only includes incremental leasing expenses.
(4)Reflects dividends paid within the respective periods.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Same Property Statistics & Net Operating Income (NOI)(1)
(Unaudited; in thousands, except statistics)

	As of December 31,
	2021	2020
Office Statistics
Number of properties	67	67
Rentable square feet (in thousands)	17,561	17,557
Ending % leased	87.5%	88.4%
Ending % occupied	84.9%	87.3%
Quarterly average % occupied	84.9%	87.8%

Multifamily Statistics
Number of properties	10	10
Number of units	3,449	3,449
Ending % leased	99.3%	97.8%

	Three Months Ended December 31,		% Favorable
	2021	2020	(Unfavorable)
Net Operating Income (NOI)
Office revenues	$201,582	$181,628	11.0%
Office expenses	(67,971)	(67,380)	(0.9)%
Office NOI	133,611	114,248	16.9%

Multifamily revenues	27,896	24,512	13.8%
Multifamily expenses	(8,203)	(7,953)	(3.1)%
Multifamily NOI	19,693	16,559	18.9%

Total NOI	$153,304	$130,807	17.2%

Cash Net Operating Income (NOI)
Office cash revenues	$200,875	$178,954	12.2%
Office cash expenses	(67,971)	(67,380)	(0.9)%
Office cash NOI	132,904	111,574	19.1%

Multifamily cash revenues	27,893	24,513	13.8%
Multifamily cash expenses	(8,203)	(7,953)	(3.1)%
Multifamily cash NOI	19,690	16,560	18.9%

Total Cash NOI	$152,594	$128,134	19.1%

_________________________________________________
(1) The amounts presented include 100% (not our pro-rata share). See page 10 for a reconciliation of these non-GAAP measures to net income attributable to common stockholders.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results
Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended December 31,
	2021	2020

Same property office cash revenues	$200,875	$178,954
Non-cash adjustments per definition of NOI	707	2,674
Same property office revenues	201,582	181,628

Same property office cash expenses	(67,971)	(67,380)
Non cash adjustments per definition of NOI	—	—
Same property office expenses	(67,971)	(67,380)

Office NOI	133,611	114,248

Same property multifamily cash revenues	27,893	24,513
Non-cash adjustments per definition of NOI	3	(1)
Same property multifamily revenues	27,896	24,512

Same property multifamily cash expenses	(8,203)	(7,953)
Non cash adjustments per definition of NOI	—	—
Same property multifamily expenses	(8,203)	(7,953)

Multifamily NOI	19,693	16,559

Same Property NOI	153,304	130,807
Non-comparable office revenues	2,863	3,768
Non-comparable office expenses	(1,660)	(1,958)
Non-comparable multifamily revenues	6,511	5,482
Non-comparable multifamily expenses	(1,594)	(1,676)
NOI	159,424	136,423
General and administrative expenses	(11,990)	(9,934)
Depreciation and amortization	(91,488)	(93,754)
Other income	287	13,320
Other expenses	(173)	(285)
Income from unconsolidated Fund	233	102
Interest expense	(37,478)	(36,095)
Gain on sale of investment in real estate	—	6,393
Net income	18,815	16,170
Less: Net loss attributable to noncontrolling interests	513	1,525
Net income attributable to common stockholders	$19,328	$17,695

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Financial Data for JVs & Fund
(Unaudited, in thousands)

	Three Months Ended December 31, 2021

	Wholly-Owned Properties	Consolidated JVs(1)	Unconsolidated Fund(2)

Revenues	$181,037	$57,815	$4,541
Office and multifamily operating expenses	$58,417	$21,011	$1,521
Straight-line rent	$(1,447)	$179	$5
Above/below-market lease revenue	$461	$1,412	$—
Cash NOI attributable to outside interests(3)	$—	$18,466	$1,756
Our share of cash NOI(4)	$123,606	$16,747	$1,259

	Year Ended December 31, 2021

	Wholly-Owned Properties	Consolidated JVs(1)	Unconsolidated Fund(2)

Revenues	$690,387	$228,010	$17,184
Office and multifamily operating expenses	$222,276	$81,125	$5,932
Straight-line rent	$(2,588)	$1,537	$249
Above/below-market lease revenue	$2,552	$6,989	$—
Cash NOI attributable to outside interests(3)	$—	$71,893	$6,319
Our share of cash NOI(4)	$468,147	$66,466	$4,684
______________________________________________________
(1)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three consolidated JVs that we manage. We own a weighted average interest of approximately 46% (based on square footage) in the three JVs, which owned a combined sixteen Class A office properties totaling 4.2 million square feet and one residential property with 350 apartments in our submarkets. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) additional distributions based on Cash NOI.
(2)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for one unconsolidated Fund that we manage. We own an interest of approximately 34% in the Fund, which owns two Class A office properties totaling 0.4 million square feet in our submarkets. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.
(3)    Represents the share of Cash NOI allocable under the applicable agreements to interests other than our Fully Diluted Shares.
(4)    Represents the share of Cash NOI allocable to our Fully Diluted Shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Loans (As of December 31 2021, unaudited)

Maturity Date(1)		Principal Balance (In Thousands)	Our Share(2) (In Thousands)	Effective Rate(3)	Swap Maturity Date

Consolidated Wholly-Owned Subsidiaries

3/3/2025		335,000	335,000	3.84%	3/1/2023
4/1/2025		102,400	102,400	2.76%	3/1/2023
8/15/2026		415,000	415,000	3.07%	8/1/2025
9/19/2026		400,000	400,000	2.44%	9/1/2024
9/26/2026		200,000	200,000	2.36%	10/1/2024
11/1/2026		400,000	400,000	2.31%	10/1/2024
6/1/2027		550,000	550,000	3.16%	6/1/2022
5/18/2028		300,000	300,000	2.21%	6/1/2026
1/1/2029	(4)	300,000	300,000	3.42%	1/1/2027
6/1/2029		255,000	255,000	3.26%	6/1/2027
6/1/2029		125,000	125,000	3.25%	6/1/2027
6/1/2038	(5)	29,325	29,325	4.55%	N/A
8/21/2023	(6)	—	—	LIBOR + 1.15%	N/A
Subtotal		3,411,725	3,411,725

Consolidated JVs

12/19/2024		400,000	80,000	3.47%	1/1/2023
5/15/2027	(7)	450,000	400,500	3.04%	4/1/2025
8/19/2028		625,000	187,500	2.12%	6/1/2025
6/1/2029		160,000	32,000	3.25%	7/1/2027
Total Consolidated Loans	(8)	$5,046,725	$4,111,725

Unconsolidated Fund

9/14/2028		$115,000	$38,568	2.19%	10/1/2026

Total Loans			$4,150,293

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Except as noted below, our loans and revolving credit facility: (i) are non-recourse, (ii) are secured by separate collateral pools consisting of one or more properties, (iii) require interest-only monthly payments with the outstanding principal due at maturity, and (iv) contain certain financial covenants which could require us to deposit excess cash flow with the lender under certain circumstances unless we (at our option) either provide a guarantee or additional collateral or pay down the loan within certain parameters set forth in the loan documents.  Certain loans with maturity date extension options require us to meet minimum financial thresholds in order to exercise those extension options.
(1)Maturity dates include the effect of extension options.
(2)"Our Share" is calculated by multiplying the principal balance by our share of the borrowing entity's equity, and is used to calculate the non-GAAP measure "Our Share of Net Debt" - see Corporate Data on page 3.
(3)Effective rate as of December 31, 2021. Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.
(4)We closed this loan during the fourth quarter of 2021 and used the proceeds to pay off a loan secured by the same property. The interest rate decreased to 2.66% on January 1, 2022.
(5)Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.
(6)$400.0 million revolving credit facility. The unused commitment fees range from 0.10% to 0.15%.
(7)Effective rate will decrease to 2.26% on July 1, 2022.
(8)Our consolidated debt on the balance sheet (see page 6) of $5.01 billion is calculated by adding $4.0 million of unamortized loan premium and deducting $38.7 million of unamortized deferred loan costs from our total consolidated loans of $5.05 billion.

Statistics for consolidated loans with interest fixed under the terms of the loan or a swap

Principal balance (in billions)	$5.05
Weighted average remaining life (including extension options)	5.4 years
Weighted average remaining fixed interest period	3.0 years
Weighted average annual interest rate	2.94%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of December 31, 2021

Region	Number of Properties	Our Rentable Square Feet	Region Rentable Square Feet(1)	Our Average Market Share(2)

Los Angeles
Westside(3)	52	9,998,784	39,412,137	35.3%
Valley	16	6,790,777	21,323,763	43.8
Honolulu(3)	3	1,370,805	4,936,557	27.8
Total / Average	71	18,160,366	65,672,457	38.0%

_________________________________________________
(1)    The rentable square feet in each region is based on the Rentable Square Feet as reported in the 2021 fourth quarter CBRE Marketview report for our submarkets in that region.
(2)    Our market share is calculated by dividing our Rentable Square Feet by the applicable Region's Rentable Square Feet, weighted in the case of averages based on the square feet of exposure in our total portfolio to each submarket as follows:

Region	Submarket	Number of Properties	Our Rentable Square Feet	Our Market Share(2)

Westside	Brentwood	15	2,085,745	60.3%
	Westwood	7	2,191,444	44.0
	Olympic Corridor	5	1,142,885	34.5
	Beverly Hills(3)	11	2,196,067	27.8
	Santa Monica	11	1,425,374	14.5
	Century City	3	957,269	9.0
Valley	Sherman Oaks/Encino	12	3,488,995	53.8
	Warner Center/Woodland Hills	3	2,845,577	37.5
	Burbank	1	456,205	6.3
Honolulu	Honolulu(3)	3	1,370,805	27.8
	Total / Weighted Average	71	18,160,366	38.0%

_______________________________________________
(3)    In calculating market share, we adjusted the rentable square footage by (i) removing approximately 313,000 rentable square feet of vacant space at an office building in Honolulu that we are converting to residential apartments from both our rentable square footage and that of the submarket (see page 22) and (ii) removing a 218,000 square foot property located just outside the Beverly Hills city limits from both the numerator and the denominator.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of December 31, 2021

Region(1)	Percent Leased	Annualized Rent(2)	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot(2)

Los Angeles
Westside	88.0%	$465,108,317	$55.59	$4.63
Valley	86.3	203,070,934	36.15	3.01
Honolulu	91.4	40,251,711	34.24	2.85
Total / Weighted Average	87.6%	$708,430,962	$46.73	$3.89

_______________________________________________________________
(1)Regional data reflects the following underlying submarket data:

Region	Submarket	Percent Leased	Monthly Rent Per Leased Square Foot(2)

Westside	Beverly Hills	92.8%	$4.66
	Brentwood	83.4	3.99
	Century City	87.7	4.37
	Olympic Corridor	88.3	3.37
	Santa Monica	90.8	6.84
	Westwood	85.7	4.47
Valley	Burbank	100.0	4.61
	Sherman Oaks/Encino	86.5	3.13
	Warner Center/Woodland Hills	83.9	2.56
Honolulu	Honolulu	91.4	2.85
	Weighted Average	87.6%	$3.89

(2)    Does not include signed leases not yet commenced, which are included in percent leased but excluded from annualized rent.

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended December 31, 2021	$0.08
Year ended December 31, 2021	$0.26

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Diversification
Total Office Portfolio as of December 31, 2021

Portfolio Tenant Size
	Median	Average

Square feet	2,500	5,500

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,353	49.3%	1,926,026	12.7%	$85,087,297	12.0%
2,501-10,000	1,054	38.4	5,128,339	33.8	235,111,980	33.2
10,001-20,000	216	7.9	3,039,770	20.1	136,969,347	19.3
20,001-40,000	88	3.2	2,441,863	16.1	114,608,290	16.2
40,001-100,000	30	1.1	1,713,121	11.3	90,096,537	12.7
Greater than 100,000	4	0.1	910,353	6.0	46,557,511	6.6
Total for all leases	2,745	100.0%	15,159,472	100.0%	$708,430,962	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Largest Office Tenants
Total Office Portfolio as of December 31, 2021

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

WarnerMedia/AT&T(2)	5	4	2022-2024	488,798	2.7%	$26,656,714	3.7%
UCLA(3)	28	10	2022-2027	321,261	1.8	16,947,708	2.4
William Morris Endeavor(4)	3	1	2022-2027	215,353	1.2	13,304,168	1.9
Morgan Stanley(5)	6	5	2022-2027	145,488	0.8	10,042,439	1.4
Equinox Fitness(6)	6	5	2029-2038	185,236	1.0	9,620,654	1.4
Macerich(7)	2	1	2023-2028	82,368	0.4	7,230,118	1.0
Total	50	26		1,438,504	7.9%	$83,801,801	11.8%

______________________________________________________
(1)    Expiration dates are per lease (expiration dates do not reflect storage and similar leases).
(2)    Square footage (rounded) expires as follows: 15,000 square feet in 2022; 13,000 square feet in 2023; and 462,000 square feet in 2024.
(3)    Square footage (rounded) expires as follows: 7 leases totaling 71,000 square feet in 2022; 6 leases totaling 47,000 square feet in 2023; 2 leases totaling 11,000 square feet in 2024; 4 leases totaling 89,000 square feet in 2025; 5 leases totaling 32,000 square feet in 2026; and 3 leases totaling 71,000 square feet in 2027. Tenant has options to terminate 15,000 square feet in 2023; and 51,000 square feet in 2025.
(4)    Square footage (rounded) expires as follows: 1,000 square feet in 2022; and 209,000 square feet in 2027.
(5)    Square footage (rounded) expires as follows: 3,000 square feet in 2022; 30,000 square feet in 2023; 26,000 square feet in 2025; and 70,000 square feet in 2027. Tenant has options to terminate 26,000 square feet in 2022; and 32,000 square feet in 2024.
(6)    Square footage (rounded) expires as follows: 34,000 square feet in 2029; 46,000 square feet in 2035, 31,000 square feet in 2037, and 74,000 square feet in 2038.
(7)    Square footage (rounded) expires as follows: 29,000 square feet in 2023, and 54,000 square feet in 2028.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data
Office Industry Diversification
Total Office Portfolio as of December 31, 2021

Percentage of Annualized Rent by Tenant Industry

Financial Services 14.8%
Entertainment 14.0%
Legal 18.4%
Real Estate 12.3%
Other 1.2%
Manufacturing & Distribution 1.0%
Advertising 1.1%
Public Administration 2.7%
Educational Services 3.4%
Insurance 3.6%
Retail 4.9%
Technology 5.1%
Health Services 7.9%
Accounting & Consulting 9.6%

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	572	18.4%
Financial Services	372	14.8
Entertainment	179	14.0
Real Estate	311	12.3
Accounting & Consulting	304	9.6
Health Services	361	7.9
Technology	100	5.1
Retail	172	4.9
Insurance	90	3.6
Educational Services	56	3.4
Public Administration	85	2.7
Manufacturing & Distribution	50	1.1
Advertising	39	1.0
Other	54	1.2
Total	2,745	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data
Office Lease Expirations
Total Office Portfolio as of December 31, 2021

(1)    Average of the percentage of leases expiring at December 31, 2018, 2019, and 2020 with the same remaining duration as the leases for the labeled year had at December 31, 2021. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at December 31, 2021	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	91	325,706	1.8%	$13,237,813	1.9%	$40.64	$40.66
2022	623	2,352,790	12.9	102,571,319	14.5	43.60	44.13
2023	589	2,756,398	15.2	127,899,386	18.1	46.40	48.48
2024	481	2,794,326	15.4	129,697,638	18.3	46.41	49.88
2025	333	1,877,987	10.3	87,870,806	12.4	46.79	51.99
2026	269	1,598,078	8.8	73,667,630	10.4	46.10	53.43
2027	157	1,534,378	8.5	76,481,221	10.8	49.85	58.52
2028	69	485,653	2.7	27,935,490	3.9	57.52	69.40
2029	37	313,164	1.7	15,237,681	2.1	48.66	60.89
2030	31	396,464	2.2	20,583,788	2.9	51.92	67.55
2031	34	269,374	1.5	13,114,607	1.9	48.69	64.72
Thereafter	31	455,155	2.5	20,133,583	2.8	44.23	62.60
Subtotal/weighted average	2,745	15,159,473	83.5%	$708,430,962	100.0%	$46.73	$52.01
Signed leases not commenced		490,043	2.7
Available		2,245,333	12.3
Building management use		124,284	0.7
BOMA adjustment(3)		141,233	0.8
Total/weighted average	2,745	18,160,366	100.0%	$708,430,962	100.0%	$46.73	$52.01

___________________________________________________
(1)Represents annualized rent at December 31, 2021 divided by leased square feet.
(2)Represents annualized rent at expiration divided by leased square feet.
(3)Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Expirations - Next Four Quarters
Total Office Portfolio as of December 31, 2021

	Q1 2022	Q2 2022	Q3 2022	Q4 2022

Los Angeles
Westside	241,019	320,415	291,275	385,761
Valley	186,216	150,962	242,007	317,565
Honolulu	47,859	24,500	52,212	92,998
Expiring Square Feet(1)	475,094	495,877	585,494	796,324

Percentage of Portfolio	2.6%	2.7%	3.2%	4.4%

Los Angeles
Westside	$52.45	$50.79	$53.34	$52.86
Valley	$36.24	$35.57	$34.13	$34.74
Honolulu	$35.61	$32.61	$34.25	$35.35
Expiring Rent per Square Foot(2)	$44.40	$45.26	$43.70	$43.59

________________________________________________________
(1)Includes leases with an expiration date in the applicable period where the space had not been re-leased as of December 31, 2021, other than 325,706 square feet of Short-Term Leases.
(2)Fluctuations in this number primarily reflect the mix of buildings/submarkets involved, as well as the varying terms and square footage of the individual leases expiring. As a result, the data in this table should only be extrapolated with caution. While the following table sets forth data for our underlying submarkets, that data is even more influenced by such issues:

		Next Four Quarters

Region	Submarket	Expiring SF	Expiring Rent per SF

Westside	Beverly Hills	213,510	$53.40
	Brentwood	376,093	$48.75
	Century City	85,509	$49.22
	Olympic Corridor	181,480	$44.23
	Santa Monica	110,783	$78.82
	Westwood	271,095	$52.16
Valley	Sherman Oaks/Encino	446,538	$38.66
	Warner Center/Woodland Hills	450,213	$31.42
Honolulu	Honolulu	217,569	$34.83

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the Three Months ended December 31, 2021

Net Absorption During Quarter	0.09%

Office Leases Signed During Quarter	Number of Leases	Rentable Square Feet	Weighted Average Lease Term (months)

New leases	73	254,380	66
Renewal leases	143	603,608	46
All leases	216	857,988	52

Change in Rental Rates for Office Leases Executed during the Quarter(1)

	Expiring Rate(1)	New/Renewal Rate(1)	Percentage Change

Cash Rent	$49.62	$44.82	(9.7)%
Straight-line Rent	$44.96	$46.54	3.5%

Average Office Lease Transaction Costs

	Lease Transaction Costs per SF	Lease Transaction Costs per Annum

New leases signed during the quarter	$24.85	$6.46
Renewal leases signed during the quarter	$17.32	$4.52
All leases signed during the quarter	$19.31	$5.03

________________________________________________________________
(1)Represents the average annual initial stabilized cash and straight-line rents per square foot on new and renewed leases signed during the quarter compared to the prior leases for the same space. Excludes leases with a term of twelve months or less, leases where the prior lease was terminated more than a year before signing of the new lease, leases for tenants relocated at the landlord's request, leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe the base rent reflects other off-market inducements to the tenant, and other non-comparable leases.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Multifamily Portfolio Summary
as of December 31, 2021

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Los Angeles
Santa Monica	2	820	19%
West Los Angeles	6	1,300	29
Honolulu	4	2,268	52
Total	12	4,388	100%

Submarket	Percent Leased	Annualized Rent(1)	Monthly Rent Per Leased Unit

Los Angeles
Santa Monica	99.5%	$30,473,388	$3,116
West Los Angeles(2)	99.2	42,987,792	2,975
Honolulu	99.3	52,888,152	1,963
Total / Weighted Average	99.3%	$126,349,332	$2,469

Recurring Multifamily Capital Expenditures per Unit (2)

Three months ended December 31, 2021	$259
Year ended December 31, 2021	$818

________________________________________________________________
(1)    The multifamily portfolio also includes 10,495 square feet of ancillary retail space generating annualized rent of $433,286, which is not included in multifamily annualized rent.
(2)    83 units at one property, which are temporarily unoccupied as a result of a fire, are omitted from the calculation of Percent Leased. These units, as well as insurance recoveries for lost rent, are also omitted from the calculation of Annualized Rent. Unit turn costs from this property are excluded from Recurring Multifamily Capital Expenditures per Unit calculation.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Development

Development Projects

The Residences at Bishop Place, Honolulu, Hawaii
In downtown Honolulu, we are converting a 25-story, 493,000 square foot office tower into 493 rental apartments. This project is helping to address the severe shortage of rental housing in Honolulu, and revitalize the central business district, where we own a significant portion of the Class A office space.
We have already delivered and leased about half of the planned units and the conversion will continue in phases through 2025 as the remaining office space is vacated. In select cases, we may relocate tenants to our other office buildings in Honolulu, although we do not have enough vacancy to accommodate all of them.

_______________________________________________
All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Guidance

2022 Guidance

Metric	Per Share
Net income per common share - diluted	$0.52 to $0.58
FFO per share - fully diluted	$2.01 to $2.07

Assumptions

Metric	Assumption Range
Average Office Occupancy	84% to 86%
Residential Leased Rate	Essentially fully leased
Same Property Cash NOI Growth	4.5% to 5.5%
Above/Below Market Net Revenue	$5 to $7 million
Straight-line Revenue	$1 to $3 million
G&A	$42 to $46 million
Interest Expense	$145 to $148 million
Weighted average fully diluted shares outstanding	207 million
___________________________________________
All of our assumptions include 100% of our consolidated JVs share, not our pro rata share. Except as disclosed, our guidance does not include the impact of future property acquisitions or dispositions, financings, property damage insurance recoveries or other possible capital markets activities or impairment charges. It is also subject to the changing impacts of the COVID-19 pandemic.

The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 24 for a reconciliation of our Non-GAAP guidance.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Guidance

Reconciliation of 2022 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net income per common share - diluted to FFO per share - fully diluted:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$91.3	$101.8
Adjustments for depreciation and amortization of real estate assets	375.0	365.0
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated Fund	(50.2)	(38.3)
FFO	$416.1	$428.5

Weighted average fully diluted shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	175.5	175.5
Weighted average units in our operating partnership outstanding	31.5	31.5
Weighted average fully diluted shares outstanding	207.0	207.0

Per share	Low	High

Net income per common share - diluted	$0.52	$0.58
FFO per share - fully diluted	$2.01	$2.07
_____________________________________________
(1) Our guidance does not include the impact of future property acquisitions or dispositions, financings, property damage insurance recoveries, if any, or other possible capital markets activities or impairment charges. The reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Definitions
Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and capitalized leasing expenses (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses or significantly change the use of the space, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends paid within each period divided by the AFFO for that period. We report AFFO Payout Ratio because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to compare our performance with other REITs.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 490,043 square feet with respect to signed leases not yet commenced at December 31, 2021).  For our triple net office properties (in Honolulu and one single tenant building in Los Angeles), annualized rent is calculated for triple net leases by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent includes rent for our corporate headquarters in Santa Monica. We report Annualized Rent because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance and value with other REITs. We use Annualized Rent to manage and monitor the performance of our office and multifamily portfolios.

Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated JVs. At December 31, 2021, we own 100% of our consolidated portfolio, except for sixteen office properties totaling 4.2 million square feet and one residential property with 350 apartments, which we own through three consolidated JVs and in which we own a weighted average interest of approximately 46% based on square footage.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents, and before adding unamortized loan premium and deducting unamortized deferred loan costs. Cash and cash equivalents are subtracted because they could be used to reduce the debt obligations and unamortized loan premium and deferred loan costs are not adjusted for because they do not require cash settlement. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on the New York Stock Exchange as of December 31, 2021.
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Definitions
Fully Diluted Shares:  Calculated according to the treasury stock method, based on our diluted outstanding stock and units in our Operating Partnership.

Fund: At December 31, 2021, we owned an interest of approximately 34% in Douglas Emmett Partnership X, LP (Partnership X). The Fund owns two office properties totaling 0.4 million square feet.

Funds From Operations (FFO):  We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, gains (or losses) from changes in control of investments in real estate, real estate depreciation and amortization (other than amortization of right-of-use assets for which we are the lessee and amortization of deferred loan costs), and impairment write-downs of real estate from our net income (loss) (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify the impact of trends in occupancy rates, rental rates and operating costs from year to year, excluding impacts from changes in the value of our real estate, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Joint Ventures (JVs): At December 31, 2021, we owned a weighted average interest of approximately 46% based on square footage in three consolidated JVs. The JVs owned sixteen office properties totaling 4.2 million square feet and one residential property with 350 apartments. In December 2020, we sold an 80 thousand square foot office property in Honolulu, Hawaii, which was held by one of our consolidated JVs in which we owned a two-thirds capital interest. The JV was subsequently dissolved before December 31, 2020.

Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and leases for tenants relocated from space being taken out of service. We report Lease Transaction Costs because it is a widely reported measure of the performance of equity REITs, and is used by some investors to determine our cash needs and to compare our performance with other REITs. We use Lease Transaction Costs to manage and monitor the performance of our office and multifamily portfolios.

Leased Rate: The percentage leased as of December 31, 2021. Management space is considered leased. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating percentage leased. We report Leased Rates because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Leased Rate to manage and monitor the performance of our office and multifamily portfolios.
Net Absorption: Represents the change in percentage leased between the last day of the current and prior quarter, excluding a property undergoing conversion from office to residential use, as well as properties acquired or sold during the current quarter. The calculation also excludes the impact of building remeasurement. We report Net Absorption because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Net Absorption to manage and monitor the performance of our office portfolio.

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Definitions
Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted in accordance with GAAP by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested Long Term Incentive Plan Unit awards that contain non-forfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:
•NOI: is calculated by excluding the following from our net income (loss): general and administrative expenses, depreciation and amortization expense, other income, other expenses, income from unconsolidated Fund, interest expense, gains (losses) on sales of investments in real estate and net income attributable to noncontrolling interests.
•Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs.  NOI is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.

Occupancy Rate:  We calculate the Occupancy Rate by excluding signed leases not yet commenced from the Leased Rate. Management space is considered occupied. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating the Occupancy Rate. We report Occupancy Rate because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Occupancy Rate to manage and monitor the performance of our office and multifamily portfolios.

Operating Partnership: Douglas Emmett Properties, LP

Our Share of Net Debt: We calculate Our Share of Net Debt by multiplying the principal balance of our consolidated loans and our unconsolidated Fund's loan by our equity interest in the relevant borrower, and subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or cash equivalent. We subtract cash and cash equivalents because they could be used to reduce the debt obligations, and do not add unamortized loan premium or subtract unamortized deferred loan costs because they do not require cash settlement. Our Share of Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Our Share of Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs.

Pro Forma Enterprise Value: We calculate Pro Forma Enterprise Value by adding Equity Capitalization to Our Share of Net Debt. Pro Forma Enterprise Value is a non-GAAP financial measure for which we believe that consolidated total equity and liabilities is the most directly comparable GAAP financial measure. We report Pro Forma Enterprise Value because some investors use it to evaluate and compare our financial position with that of other REITs.

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Definitions
Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses or significantly change the use of the space, (iv) casualty damage and (v) bringing the property into compliance with governmental or lender requirements. We report Recurring Capital Expenditures because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine our cash flow requirements and to compare our performance with other REITs. We use Recurring Capital Expenditures to manage and monitor the performance of our office and multifamily portfolios.

Rental Rate: We report Rental Rate because it is a widely reported measure of the performance of equity REITs, and is used by some investors to compare our performance with other REITs. We use Rental Rate to manage and monitor the performance of our office and multifamily portfolios. We present two forms of Rental Rates:
•Cash Rental Rate: is calculated by dividing the rent paid by the Rentable Square Feet.
•Straight-Line Rental Rate: is calculated by dividing the average rent over the lease term by the Rentable Square Feet.

Rentable Square Feet:  Based on the Building Owners and Managers Association (BOMA) measurement.  At December 31, 2021, total consists of 15,649,516 leased square feet (including 490,043 square feet with respect to signed leases not commenced), 2,245,333 available square feet, 124,284 building management use square feet and 141,233 square feet of BOMA adjustment on leased space. We report Rentable Square Feet because it is a widely reported measure of the performance and value of equity REITs, and is also used by some investors to compare our performance and value with other REITs. We use Rentable Square Feet to manage and monitor the performance of our office portfolio.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our properties referred to as our “same properties,” which are properties that have been owned and operated by us during both periods being compared.  We exclude from our same property subset properties that during the comparable periods were: (i) acquired, (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements, or (iii) that underwent a major repositioning project, were impacted by development activity, or suffered significant casualty loss that we believed significantly affected the properties' operating results. We also exclude rent received from ground leases. Our Same Property NOI is not adjusted for noncontrolling interests in properties which are not wholly owned.
Our same properties for the fourth quarter of 2021 include all of our Consolidated Portfolio properties, other than: (1) an 80,000 square foot office property in Honolulu that we sold in December 2020, (2) a 493,000 square foot office property in Honolulu affected by development activity and (3) a residential community with 712 apartments and approximately 34,000 square feet of retail space in Los Angeles partially affected by fire damage.
Our same properties for 2022 include all of our Consolidated Portfolio properties, other than: (1) a 493,000 square foot office property in Honolulu affected by development activity, (2) a residential community with 712 apartments and approximately 34,000 square feet of retail space in Los Angeles partially affected by fire damage and (3) a new residential property with 376 apartments in Los Angeles that we expect to place into service in the first quarter of 2022.
We report Same Property NOI because it is a widely reported measure of the performance and value of equity REITs, and it is used by some investors to: (i) analyze our operating results excluding the impact of properties not being operated on a consistent basis, and (ii) to compare our performance and value with other REITs. We use Same Property NOI to manage and monitor the performance of our office portfolio.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: At December 31, 2021, our Total Portfolio included our Consolidated Portfolio plus two office properties totaling 0.4 million square feet owned by one unconsolidated Fund in which we owned approximately 34%.

"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, as well as our consolidated JVs and our unconsolidated Fund.
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